EXHIBIT 10.1

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made this 22nd day of April, 1997, by and between FIRST AMERICAN RAILWAYS, INC., a Nevada corporation (the "Company"), and WAYNE R. WIGGINS (the "Consultant").

                                R E C I T A L S:

         WHEREAS, the Company is in the process of developing a tourist-oriented passenger train between Southeast Florida and Orlando, Florida, known as the Florida Fun-Train; and

         WHEREAS, the Company owns The Durango & Silverton Narrow Gauge Railroad Company ("D&SNG"), which operates an antique railroad located in the four-corners region of Colorado; and

         WHEREAS, the Company desires to engage the Consultant to provide certain services with respect to the Company's business; and

         WHEREAS, the Consultant desires to provide those services to the Company, all as more specifically set forth below.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties contained, the parties hereby agree as follows:

        1. CONSULTING ENGAGEMENT. The Company hereby engages the Consultant as a consultant and advisor with respect to the matters specifically set forth herein, and the Consultant hereby accepts such engagement by the Company.

        2. CONSULTING SERVICES. During the term of this Agreement, the Consultant shall undertake for and on behalf of the Company to produce various stand alone commercial spots, video presentations and additional commercials, and, after written request from the Company, an update of the videotapes referred to above to document the commencement of operations of the Florida Fun-Train and other related operations of the Company and D&SNG.

                  The Consultant and the Company agree to work together to form the content of these productions.

                  (x)      The Consultant shall:

                           (i)   Consult with the Company through its
                                 designated representatives throughout the entire production and give the Company the right to review and approve the work at all phases, including, without limitation, at the completion of the following production phases:

                                 /bullet/ Theme and format development
                                 /bullet/ Script writing
                                 /bullet/ Storyboard (visual content planning) /bullet/ Narration, music and sound track

                           (ii) Provide script, storyboard, library music, videotape and narration.

                           (iii) Deliver the agreed upon finished products.

                  (y)      The Company shall:

                           (i) Make its marketing and operations staffs available, for consultations with the Consultant, for the purposes of content development and technical advice.

                           (ii) Provide necessary and reasonable access and transportation when requested by the Consultant.

                  If and when reasonably requested by the Company, the Consultant shall provide the Company with a written report on its performance under this Agreement, documenting its activities.

                  All work product and finished product will be the exclusive property of the Company.

                  The services of the Consultant hereunder are not on a full time basis and the Company shall have no direction, control of, or interest in, the Consultant's services which are not covered by the terms of this Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to the Consultant's current employment and future employment.

        3. COMPENSATION. In consideration of the consulting services set forth in paragraph 2, and subject to the terms and conditions set forth herein, the Company agrees to issue shares of the Company's common stock, par value $.001 per share (the "Shares") in such amounts commensurate with the value of the services rendered by the Consultant to the Company, based on the then current fair market value of such Shares of Common Stock. The Company agrees to immediately register the Shares on Form S-8 under the Securities Act of 1933, as amended, and thereafter maintain the effectiveness thereof. The Company shall provide Consultant with evidence that the offering of the Shares has been registered on Form S-8, or on an appropriately prepared Form S-8 to be filed upon issuance of the Shares to the Consultant, registering the resale thereof in accordance with the Securities Act of 1933, as amended.

         The Company shall deliver to the Consultant the certificate or certificates evidencing the appropriate number of Shares to be issued to the Consultant as provided above, all registered in the name of the Consultant.

        4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  (a) The Company hereby represents and warrants that it has full power and legal right and authority to execute, deliver and perform under this Agreement, and that the officers executing this Agreement on behalf of the Company have full power and authority to do so.

                  (b) The Company hereby represents and warrants that this Agreement has been duly authorized by all necessary corporate action, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization or other similar law relating to or affecting the rights of creditors generally and to principles of equity.

                  (c) Neither the execution or delivery of this Agreement, the issuance or delivery of the Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consents and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or security interest in any properties or assets of the Company pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company is a party or to which any such person or any of their respective properties or assets is subject.

                  (d) The Company hereby covenants and agrees to indemnify and hold harmless the Consultant from and against any and all expenses (including attorney's fees and court costs), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with any action, suit or proceeding if (i) the Consultant was made a party to such action, suit or proceeding by reason of the fact that the Consultant rendered services or advice pursuant to (and not in violation of this Agreement), (ii) the Consultant acted in a manner reasonably believed by the Consultant to be in (or not opposed to) the interests of the Company, and (iii) the Consultant had no reasonable cause to believe its conduct was unlawful.

        5.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CONSULTANT.

                  (a) The Consultant hereby covenants and agrees to indemnify and hold harmless the Company from and against any and all expenses (including attorney's fees and court costs), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with any action, suit or proceeding if (i) the Company was made a party to such action, suit or proceeding by reason of fact that the Company rendered services or advice in violation of this Agreement, (ii) the Company acted in a manner reasonably believed by the Company to be in (or not opposed to) the interests of the Consultant, and (iii) the Company had no reasonable cause to believe its conduct was unlawful.

                  (b) The Consultant hereby represents and warrants that it shall not be engaged, directly or indirectly, in capital-raising transactions or stock price promotional activities in connection with the services to be rendered hereunder.

                  (c) The Consultant represents and warrants that his credentials as set forth on the attachment hereto are true and correct.

        6. INDEPENDENT CONTRACTOR STATUS. It is expressly understood and agreed that this is a consulting services agreement only and does not constitute an employer/employee relationship. Accordingly, the Consultant agrees that the Consultant shall be solely responsible for the payment of its own taxes or sums due to the federal, state or local governments, office overhead, worker's compensation, fringe benefits, pension contributions and other expenses, except as otherwise specifically provided herein to the contrary. It is further understood and agreed that the Consultant is an independent contractor and that the Company shall have no right to control the activities of the Consultant other than to require the Consultant to provide its consulting services pursuant to the terms and conditions of this Agreement. Moreover, the Consultant shall have no authority to bind the Company.

        7.        MISCELLANEOUS PROVISIONS.

                  (a) NOTICES. Any notice, request, demand or other communication required or permitted pursuant to this Agreement shall be in writing and shall be deemed to have been properly given if delivered in person or by courier or other recognized overnight carrier, by facsimile transmission or by certified or registered mail, postage prepaid and return receipt requested, at the address indicated below or at any other address as may be designated from time to time by written notice. Notices shall be deemed given upon delivery:

         IF TO COMPANY:        FIRST AMERICAN RAILWAYS, INC.
                                       3700 North 29th Avenue
                                       Suite 202
                                       Hollywood, Florida  33020
                                       Attn: Vice President of Marketing & Sales
                                       Facsimile (954) 920-0602

         IF TO CONSULTANT:     WAYNE WIGGINS
                                       3200 14th Street Causeway
                                       Pompano Beach, Florida 33062
                                       Facsimile (954) 943-1252

                  (b) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior written or oral agreements, commitments or understandings with respect to the matters provided for herein, and no modifications shall be binding unless set forth in writing and duly executed by each party hereto.

                  (c) EXPENSES. Each of the parties hereto shall bear its own expenses in connection with the preparation of this Agreement.

                  (d) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, and successors, including any corporation with which or into which either party may be merged or which may succeed to its assets or business. Notwithstanding the foregoing, the consulting services to be rendered by the Consultant are not assignable without the express written consent of the Company.

                  (e) HEADINGS. The heading or captions of this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

                  (f) IDENTIFICATION. Whenever required by the context of this Agreement, the singular number shall include the plural, the masculine gender shall include the feminine and the neuter genders, and the work "person" or "party" shall include a corporation, firm, partnership, proprietorship or other form of association.

                  (g) WAIVER. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not be deemed a continuing waiver or a waiver of any subsequent breach of that or any other provision of this Agreement.

                  (h) ATTORNEY'S FEES AND COSTS. In the event litigation shall be necessary to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs before trial, at trial and on any appellate level.

                  (i) COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, which shall each be considered an original. All of the counter-parts shall constitute one and the same agreement.

                  (j) SEVERABILITY. If any provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement will continue in full force and effect so far as the intent of the parties hereto can be carried out.

                  (k) CONSTRUCTION. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation hereof.

                  (l) RECITALS. The recitals set forth at the beginning of this Agreement are incorporated by reference in, and made a part of, this Agreement.

                  (m) GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.

                                             THE COMPANY:

                                             FIRST AMERICAN RAILWAYS, INC.

                                             BY:/s/ Donald P. Cumming
                                                -------------------------------
                                             NAME: DONALD P. CUMMING
                                             TITLE:VICE PRESIDENT, TREASURER AND
                                             ACTING CHIEF FINANCIAL OFFICER

                                             CONSULTANT:
                                             /s/ Wayne R. Wiggins
                                             -----------------------------------
                                             WAYNE R. WIGGINS